As filed with the Securities and Exchange Commission on October 27, 2000
                                                      Registration No. 33-20138
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                FEDEX CORPORATION
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                             62-1721435
 -------------------------------                          -------------------
 (STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)

942 SOUTH SHADY GROVE ROAD, MEMPHIS, TENNESSEE                   38120
----------------------------------------------            -------------------
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)

                            1987 STOCK INCENTIVE PLAN
                            -------------------------
                            (FULL TITLE OF THE PLAN)


                              KENNETH R. MASTERSON
             EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                FEDEX CORPORATION
                           942 SOUTH SHADY GROVE ROAD
                            MEMPHIS, TENNESSEE 38120
                                 (901) 818-7200
NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE

--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

         This Post-Effective Amendment No. 1 (the "Amendment") to the Registration Statement on Form S-8 (Registration No. 33-20138) (the "Registration Statement") of Federal Express Corporation ("Federal Express") is being filed by FedEx Corporation, a Delaware corporation (the "Company"), pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), to reflect the adoption by Federal Express, a Delaware corporation, of a holding company form of organizational structure. The holding company organizational structure was implemented in accordance with
Section 251(g) of the Delaware General Corporation Law (the "DGCL") pursuant to an Agreement and Plan of Merger, dated as of October 5, 1997, among Federal Express, Caliber System, Inc., an Ohio corporation, the Company, Fast Merger Sub Inc., a Delaware corporation, and Tires Merger Sub Inc., a Delaware corporation, as amended by Amendment No. 1 dated as of January 21, 1998 (as amended, the "Merger Agreement").

         Pursuant to the terms of the Merger Agreement, Fast Merger Sub Inc., a wholly-owned subsidiary of the Company, was merged with and into Federal Express effective at the close of business on January 27, 1998 (the "Reorganization Merger"). As a result of the Reorganization Merger, Federal Express became a wholly-owned subsidiary of the Company. In the Reorganization Merger, each share of Federal Express common stock, par value $0.10 per share, issued and outstanding or held in treasury was automatically converted into one share of the Company's common stock, par value $0.10 per share.

         In accordance with Rule 414 under the Securities Act, the Company, as the successor issuer to Federal Express, hereby expressly adopts this Registration Statement as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Federal Express Corporation 1987 Stock Incentive Plan (the "Plan"), to which this Registration Statement relates, shall be known as the FedEx Corporation 1987 Stock Incentive Plan. Subsequent to the Reorganization Merger, the Plan will cover employees of the Company and its subsidiaries (including Federal Express), and shares of stock issued in accordance with the Plan will be shares of common stock of the Company instead of shares of common stock of Federal Express.

         The applicable registration fees were paid at the time of the original filing of the Registration Statement.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in "Item 1. Plan Information" and "Item 2. Registrant Information and Employee Plan Annual Information" of Form S-8 will be sent or given to participants of the Plan, as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act and the Note to Part I of Form S-8. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents of the Company previously filed with the Commission are hereby incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2000;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 2000; and

         (c) The description of the Company's common stock, par value $0.10 per share, contained in the Company's Registration Statement on Form 8-A dated April 14, 2000, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the shares of common stock registered hereunder has been passed upon by George W. Hearn, the Company's Corporate Vice President and Corporate Counsel. As of October 25, 2000, Mr. Hearn owned 27,964 shares of the Company's common stock and held options to purchase 75,536 shares of such common stock. Of the options granted, 21,536 were vested at such date.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the unlawful payment of dividends, or for any transaction from which the director derived an improper personal benefit.

         ARTICLE THIRTEENTH of the Company's Amended and Restated Certificate of Incorporation, as amended (the "Charter"), provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that ARTICLE THIRTEENTH does not eliminate or limit the liability of a director of the Company (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to the unlawful payment of dividends) or any amendment or successor provision thereto, or (iv) for any transaction from which the director derived an improper personal benefit. ARTICLE THIRTEENTH of the Company's Charter does not eliminate or limit the liability of a director for any act or omission occurring prior to the date when ARTICLE THIRTEENTH became effective (December 3, 1997). Neither the amendment nor repeal of ARTICLE THIRTEENTH of the Company's Charter, nor the adoption of any provision of the Charter inconsistent with ARTICLE THIRTEENTH, will eliminate or reduce the effect of ARTICLE THIRTEENTH with respect to any matter occurring, or any cause of action, suit or claim that, but for ARTICLE THIRTEENTH, would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.

         Section 145 of the DGCL permits a corporation to indemnify any of its directors, officers, employees or agents who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation (or another enterprise if serving at the request of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that his or her conduct was unlawful. In any threatened, pending or completed action or suit by or in the right of the corporation, a corporation is permitted to indemnify any director, officer, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made if such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which the action or suit was brought shall determine upon application that, despite such adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

         Article III, Section 13 (relating to indemnification of directors) and Article V, Section 18 (relating to indemnification of officers and managing directors) of the Company's Amended and Restated By-laws provide that the Company shall indemnify to the full extent authorized or permitted by the DGCL any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person or his or her testator or intestate is or was a director, officer or managing director of the Company or serves or served as a director, officer, employee or agent of any other enterprise at the Company's request.

         The Company also has purchased insurance designed to protect the Company and its directors and officers against losses arising from certain claims, including claims under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1 Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended February 29, 2000, and incorporated herein by reference).

         4.2      Amended and Restated By-laws of the Company (filed as Exhibit
                  3.2 to Amendment No. 1 to the Company's Registration Statement on Form S-4 (Registration No. 333-39483), filed with the Commission on December 4, 1997, and incorporated herein by reference).

         4.3 1987 Stock Incentive Plan (previously filed as Exhibit 28.1 to this Registration Statement (Registration No. 33-20138)).

         4.4 1987 Stock Incentive Plan Stock Option Agreement (previously filed as Exhibit 28.1 to this Registration Statement (Registration No. 33-20138)).

        *5.1 Opinion of George W. Hearn, Corporate Vice President and Corporate Counsel of the Company, regarding the legality of the securities being registered.

       *15.1 Letter of Arthur Andersen LLP regarding unaudited interim financial information.

       *23.1      Consent of Arthur Andersen LLP.

       *23.2      Consent of George W. Hearn (included in Exhibit 5.1).

        24.1      Power of Attorney (set forth on the signature page).
------------------------
*  Filed herewith.


ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Company hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, this 27th day of October, 2000.


                                       FEDEX CORPORATION
                                       (Registrant)

                                       By: /s/   James S. Hudson
                                           -----------------------------------
                                       Name:     James S. Hudson
                                       Title:    Corporate Vice President -
                                       Strategic Financial Planning and Control

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Alan B. Graf, Jr. and James S. Hudson, and each of them, with full power of substitution and resubstitution, as his or her true and lawful attorneys-in-fact and agents, with full power and authority to execute in the name and on behalf of the undersigned this Amendment to its Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to shares of Common Stock, par value $.10 per share, of the Company to be issued under its 1987 Stock Incentive Plan and any and all amendments to such Registration Statement whether filed prior or subsequent to the time this Amendment becomes effective; and hereby ratifies and confirms all that such attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue of these presents.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                             CAPACITY                                  DATE
-----------------------       -----------------------------              ------------------
/s/ Frederick W. Smith       Chairman of the Board, President            October 26, 2000
-----------------------      and Chief Executive Officer and
Frederick W. Smith           Director (PRINCIPAL EXECUTIVE OFFICER)

/s/ Alan B. Graf, Jr.        Executive Vice President and                October 26, 2000
-----------------------      Chief Financial Officer
Alan B. Graf, Jr.            (PRINCIPAL FINANCIAL OFFICER)

/s/ James S. Hudson          Corporate Vice President -                  October 26, 2000
-----------------------      Strategic Financial Planning
James S. Hudson              and Control (PRINCIPAL ACCOUNTING OFFICER)

/s/ James L. Barksdale       Director                                    October 26, 2000
-----------------------
James L. Barksdale

/s/ Robert L. Cox            Director                                    October 26, 2000
-----------------------
Robert L. Cox

/s/ Ralph D. DeNunzio        Director                                    October 26, 2000
-----------------------
Ralph D. DeNunzio

/s/ Judith L. Estrin         Director                                    October 26, 2000
-----------------------
Judith L. Estrin

/s/ Philip Greer             Director                                    October 26, 2000
-----------------------
Philip Greer


SIGNATURE                             CAPACITY                                  DATE
-----------------------       -----------------------------              ------------------
/s/ J.R. Hyde, III           Director                                    October 26, 2000
-----------------------
J.R. Hyde, III

/s/ Shirley Ann Jackson      Director                                    October 26, 2000
-----------------------
Shirley Ann Jackson

/s/ George J. Mitchell       Director                                    October 26, 2000
-----------------------
George J. Mitchell

/s/ Joshua I. Smith          Director                                    October 26, 2000
-----------------------
Joshua I. Smith

                             Director                                    October 26, 2000
-----------------------
Paul S. Walsh

/s/ Peter S. Willmott        Director                                    October 26, 2000
------------------------
Peter S. Willmott

                                  EXHIBIT INDEX

Exhibit
Number     Description
--------   ------------
  4.1 Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company's Quarterly Report on
           Form 10-Q for the quarter ended February 29, 2000, and incorporated herein by reference).

  4.2 Amended and Restated By-laws of the Company (filed as Exhibit 3.2 to Amendment No. 1 to the Company's Registration Statement on Form S-4 (Registration No. 333-39483), filed with the Commission on December 4, 1997, and incorporated herein by reference).

  4.3 1987 Stock Incentive Plan (previously filed as Exhibit 28.1 to this Registration Statement (Registration No. 33-20138)).

  4.4 1987 Stock Incentive Plan Stock Option Agreement (previously filed as Exhibit 28.1 to this Registration Statement (Registration
           No. 33-20138)).

 *5.1 Opinion of George W. Hearn, Corporate Vice President and Corporate Counsel of the Company, regarding the legality of the securities being registered.

*15.1 Letter of Arthur Andersen LLP regarding unaudited interim financial information.

*23.1      Consent of Arthur Andersen LLP.

*23.2      Consent of George W. Hearn (included in Exhibit 5.1).

 24.1      Power of Attorney (set forth on the signature page).
-----------------------
*  Filed herewith.